EXHIBIT 2.1


                  PLAN OF REORGANIZATION AND AGREEMENT TO MERGE
                            FARMERS & MERCHANTS BANK
                                       AND
                                FMB INTERIM CORP.
                              UNDER THE CHARTER OF
                            FARMERS & MERCHANTS BANK
                              AND WITH THE TITLE OF
                           "FARMERS & MERCHANTS BANK"


         THIS AGREEMENT (this "Agreement") made as of this 26th day of April, 2000 by and between FARMERS & MERCHANTS BANK, a state bank organized under the laws of the State of Georgia, being located in Statesboro, County of Bulloch, in the State of Georgia (the "Bank") and FMB Interim Corp., a Georgia business corporation ("Interim"), pursuant to the authority given by and in accordance with the applicable provisions of Part 14 of the Financial Institutions Code of the State of Georgia, as amended (the "Georgia Code") and joined in by FMB Equibanc, a Georgia business corporation (the "Company"); and

         WHEREAS, a majority of the entire Board of Directors of the Bank and a majority of the entire Board of Directors of Interim have, respectively, approved and made this Plan of Reorganization and Agreement to Merge (this "Plan") and authorized its execution, and a majority of the entire Board of Directors of the Company has approved this Plan, undertaken that the Company shall join in and be bound by it, and authorized the undertakings hereinafter made by the Company; and

         WHEREAS, from and after the time the Merger provided for herein (the "Merger") becomes effective, and as and when required by the provisions of this Plan, the Company will issue the shares of its Common Stock which the shareholders of the Bank will be entitled to receive as herein provided;

         NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto agree as follows:

                                       I.

         The Bank, under its Charter and Title, shall merge with Interim pursuant to the provisions of, and with the effect provided in, the Georgia Code, and the Bank shall be the surviving entity.

                                       II.

         Upon the Merger becoming effective, (i) the name of the Bank as the surviving entity (the "Continuing Bank" whenever reference is made to it as of the time of the Merger or thereafter) shall be continued under the name "Farmers & Merchants Bank," (ii) the Articles of Incorporation of the Continuing Bank shall be as set forth in Exhibit A, annexed hereto and made a part hereof, (iii) the Bylaws of the Continuing Bank shall be set forth in Exhibit B, annexed hereto and made a part hereof, and (iv) the principal office of the Bank, located at 201 North Main Street, Statesboro, Georgia 30548, shall become the main office of the Continuing Bank.

                                      III.

         Upon the Merger becoming effective, the separate existence of the Bank and Interim shall cease and all rights, franchises and interests of the Bank and Interim, respectively, in and to every type of property (real, personal and mixed), and choses in action, shall be transferred to and vested in the Continuing Bank by virtue of the Merger without any deed or other transfer, and the Continuing Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nomination, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and committee of estates of lunatics or other incompetents, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by the Bank and Interim, respectively, at the time the Merger becomes effective.

         Upon the Merger becoming effective, the Continuing Bank shall be liable for all liabilities of the Bank; and all deposits, debts, liabilities and obligations and contracts of the Bank and Interim, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of the Bank or Interim, as the case may be, shall be those of the Continuing Bank, and shall not be released or impaired by the Merger; and all rights of creditors and other obligees and all liens on property of either the Bank or Interim shall be preserved unimpaired.

         The Bank's employee benefit plans will be continued as employee benefit plans of the Continuing Bank.

                                       IV.

         Upon the Merger becoming effective:

         A. The shareholders of the Bank of record at the time the Merger becomes effective (other than those shareholders, if any, asserting dissenters' rights under the laws of the State of Georgia), for the shares of the Common Stock of the Bank then held by them, shall be allocated and entitled to receive shares of the Common Stock of the Company at the rate of one share of such Common Stock of the Company for each share of the Common Stock of the Bank.

         B. Each share of the Common Stock of the Bank shall be exchanged for one share of the Common Stock of the Company, and outstanding certificates representing shares of the Common Stock of the Bank shall thereafter represent shares of the Common Stock of the Company, and such certificates shall be exchanged by the holders thereof, after the Merger becomes effective, for new certificates for the appropriate number of shares bearing the name of the Company. The Company may withhold, from the holder of shares represented by certificates of the Bank, distribution of any or all dividends declared by the Company on such shares until such time as such Bank certificates shall be surrendered and exchanged for one or more certificates representing shares of the Common Stock of the Company, at which time dividends so withheld by the Company with respect to such shares shall be delivered, without interest thereon, to the shareholder to whom such certificate(s) are issued.

         C. Each outstanding warrant, option or right to purchase or otherwise acquire shares of the Common Stock of the Bank shall be converted, forthwith upon the Merger becoming effective, into and become a warrant, option or right to purchase or otherwise acquire the same number of the shares of the Common Stock of the Company on the same terms and conditions, and, in connection therewith, the same number of shares of the Common Stock of the Company shall be reserved for issuance by the Company as were reserved by the Bank immediately prior to the Merger.

         D. The amount, and the number of shares, of the Common Stock of Interim outstanding immediately before the Merger becomes effective shall be converted into the same number of shares of $1.00 par value per share Common Stock of the Continuing Bank.

         E. Shareholders of the Bank asserting dissenters' rights under the laws of the State of Georgia shall have their rights determined pursuant to Chapter 2 of Title 14 of the Official Code of Georgia, known as the "Georgia Business Corporation Code" and shall be entitled to cash payment pursuant to the terms and provisions of said chapter.

                                       V.

         Upon the Merger becoming effective, the Company shall redeem the ten shares of its Common Stock issued upon its organization for the $50.00 paid to the Company for such shares, so that upon consummation of the Merger the then outstanding shares of the Company's Common Stock shall consist solely of the shares to be issued by the Company upon the conversion and exchange of shares of the Common Stock of the Bank.

                                       VI.

         The Board of Directors of the Continuing Bank upon the Merger becoming effective shall consist of all the persons who are Directors of the Bank immediately before the Merger becomes effective.

                                      VII.

         This Plan shall be submitted to the shareholders of the Bank and Interim for ratification and confirmation at meetings to be called and held in accordance with the applicable provisions of law and the respective Articles of Incorporation and Bylaws of the Bank and Interim. The Bank and Interim shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and of the taking of any action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the Merger on the terms herein provided, including without being limited to, the preparation and submission of an application to the Federal Department Insurance Corporation for approval under the provisions of Section 18(c) of the Federal Deposit Insurance Act, as amended (12 U.S.C. ss. 1828(c)), and the preparation and submission of an application to the Georgia Department of Banking and Finance for approval under the provisions of the Georgia Code.

                                      VIII.

         Effectuation of the Merger herein provided for is conditioned upon:

         A. Ratification and confirmation of this Plan by the affirmative vote of shareholders of the Bank and Interim owning at least two-thirds (2/3) of the outstanding shares of the Common Stock of such bank and such corporation, as required by law;

         B. Procurement of all other consents, approvals and rulings, and satisfaction of all other requirements, prescribed by law which are necessary for consummation of the Merger; and

         C. The Company must receive in exchange for shares of the Company's common stock at least 80% of the outstanding shares of the Bank common stock.

         D. Receipt of an opinion from Troutman Sanders LLP, counsel to the Bank, satisfactory in form and substance to the Board of Directors of the

Bank, to the effect that, under applicable provisions of the Internal Revenue Code of 1986, as amended, no gain or loss will be recognized for federal income tax purposes by the Bank, the Company or the shareholders of the Bank who receive stock of the Company in connection with the proposed reorganization, and as to such other matters as the Board of Directors shall deem desirable and in the best interest of the shareholders of the Bank.

                                       IX.

In the event that:

         A. The number of outstanding shares of Common Stock of the Bank voting against the Merger, or in respect of which written notice is given purporting to dissent from the Merger, makes consummation of the Merger inadvisable in the opinion of either the Board of Directors of the Bank or the Board of Directors of Interim; or

         B. Any action, suit, proceeding or claim has been instituted, made or threatened relating to the Merger which shall make consummation of the Merger inadvisable in the opinion of either the Board of Directors of the Bank or the Board of Directors of Interim; or

         C. Any action, consent or approval, governmental or otherwise, which is, or, in the opinion of counsel for the Bank, may be, necessary to permit or enable the Continuing Bank, upon and after the Merger, to conduct all or any part of the business activities being conducted by the Bank as of the time of the Merger, in the manner in which such activities and business are then conducted, shall not have been obtained; or

         D. For any other reason consummation of the Merger is inadvisable in the opinion of either the Board of Directors of the Bank or the Board of Directors of Interim, then this Plan may be terminated at any time before the Merger becomes effective by written notice by either the Bank or Interim to the other party, authorized or approved by resolution adopted by the Board of Directors of the party giving such notice. Upon termination by written notice as provided in this Section IX, this Plan shall be void and of no further effect, and there shall be no liability by reason of this Plan or the termination thereof on the part of either the Bank, Interim, the Company or the directors, officers, employees, agents or shareholders of any of them.

                                       X.

         Subject to the terms and upon satisfaction of all requirements of the law and conditions specified in this Plan, including, among other conditions, receipt of the approval of the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance referred to in Section VII of this Agreement, the Merger shall become effective at the time specified in the certificate to be issued by these agencies under the seal of their offices approving the Merger.

         IN WITNESS WHEREOF, the Bank and Interim have caused this Plan of Reorganization and Agreement to Merge to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written, and directors, constituting a majority of the Board of Directors of each such entity, have hereunto subscribed their names.


                                              FARMERS & MERCHANTS BANK

                                              By:  /s/ Leonard E. Herrington
                                                  -----------------------------
                                                  Leonard E. Herrington
                                                  President and Chief Executive
                                                  Officer


                                              Attest: /s/ Sheryl M. Swint
                                                     --------------------------
                                                     Sheryl M. Swint
                                                     Secretary

                                              [BANK SEAL]



/s/ Leonard H. Blount                         /s/ Charles R. Nessmith
--------------------------------------        -----------------------
Leonard H. Blount                             Charles R. Nessmith



/s/ F. Wendell Brannen                        /s/ Frank C. Rozier, III
--------------------------------------        ------------------------
F. Wendell Brannen                            Frank C. Rozier, III



/s/ Gerald M. Edenfield                       /s/ William R. Smith
--------------------------------------        --------------------
Gerald M. Edenfield                           William R. Smith



/s/ Leonard E. Herrington                     /S/ Billy G. Tyson
------------------------------------          ------------------
Leonard E. Herrington                         Billy G. Tyson



/S/ Origen J. James, Jr.
------------------------
Origen J. James, Jr.

                                              FMB INTERIM CORP.

                                              By: /s/ Leonard E. Herrington
                                                  -----------------------------
                                                  Leonard E. Herrington
                                                  President and Chief Executive
                                                  Officer


                                              Attest: /s/ Sheryl M. Swint
                                                     --------------------------
                                                      Sheryl M. Swint
                                                      Secretary

                                              [CORPORATE SEAL]



                                              /s/ Leonard E. Herrington
                                             ----------------------------------
                                              Leonard E. Herrington



                                              /s/ Charles R. Nessmith
                                              ---------------------------------
                                              Charles R. Nessmith





         FMB Equibanc hereby joins in the foregoing Plan of Reorganization and Agreement to Merge, undertakes that it will be bound thereby and that it will duly perform all the acts and things therein referred to or provided to be done by it.

         IN WITNESS WHEREOF, the Company has caused this undertaking to be made in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written.

                                              FMB EQUIBANC, INC.

                                              By: /s/ Leonard E. Herrington
                                                 ------------------------------
                                                  Leonard E. Herrington
                                                  President and Chief Executive
                                                  Officer


                                              Attest: /s/ Sheryl M. Swint
                                                      -------------------------
                                                      Sheryl M. Swint
                                                      Secretary

                                              [CORPORATE SEAL]

STATE OF GEORGIA      )
                      :
COUNTY OF THE BANK    )


         On this 26th day of April, 2000, before me, a Notary Public for the State and County aforesaid, personally came Leonard E. Herrington, as President and Chief Executive Officer, and Sheryl Swint, as Secretary, of FARMERS & MERCHANTS BANK and each in his or her said capacity acknowledged the foregoing instrument to be the act and deed of said bank and the seal affixed thereto to be its seal; and came also at least a majority of the Board of Directors of said bank and each of them acknowledged said instrument to be the act and deed of said bank and of himself as a director thereof.

         WITNESS my official seal and signature this date and year aforesaid.



                                                  ____________________________
                                                  Notary Public
(Seal of Notary)
                                                  My commission expires: